Exhibit 10.1

20 August 2018

KE HOLDINGS INC.

(incorporated in the Cayman Islands with limited liability)

SHARE OPTION SCHEME

KE HOLDINGS INC.

(incorporated in the Cayman Islands with limited liability)

PRE-IPO SHARE OPTION SCHEME

1.                                      DEFINITIONS

1.1                               In this Scheme, the following expressions have the following meanings unless context requires otherwise:-

“Administrator”	the meaning given to that term in section 3.3;

“Adoption Date”	means [20 August] 2018, the date on which this Scheme takes effect;

“Auditors”	the auditors for the time being of the Company;

“Board”	the board of directors of the Company or a committee thereof duly appointed for the purpose of administering this Scheme;

“business day”	a day on which banks in the PRC are generally open to the public for normal banking business and which is not a Saturday, Sunday or public holiday in the PRC;

“Cause”

with respect to any Participant, means such Participant’s:

(i) dishonesty or serious misconduct, whether or not in connection with his/her Continuous Service; willful disobedience or non-compliance with the terms of his/her employment, agency or consultancy contract with any member of the Group or any lawful orders or instructions given by any member of the Group or any policy(ies) of any member of the Group;

(ii) incompetence or negligence in the performance of his/her duties; or

(iii) doing anything in the conclusive opinion of any Director that adversely affects his/her ability to perform his/her duties properly or bring the Company or the Group into disrepute; or

(iv) breach of any laws or regulations, whether or not in connection with his/her Continuous Service;

“Companies Law”	the Companies Law of the Cayman Islands as amended from time to time;

“Company”	KE Holdings Inc., an exempted company with limited liability incorporated in the Cayman Islands on July 6, 2018;

“Continuous Service”

the provision of services to any member of the Group in the capacity of an Employee, a Director and/or Consultant is not interrupted or has not ceased. For the purposes of this Scheme, (i) in jurisdictions requiring advance notice to terminate the provision of services of an Employee, Director or Consultant, Continuous Service shall be deemed to have ceased upon the actual cessation of the provision of services to the Group notwithstanding any required notice period that must be fulfilled before the termination can be effective under applicable laws; and (ii) a Grantee’s Continuous Service shall be deemed to have ceased either upon actual cessation of the provision of services or upon the entity for which the Grantee provides services ceases to be a member of the Group, whichever is earlier. For the avoidance of doubt, Continuous Service shall not be considered to have been interrupted in the case of (i) any approved leave of absence, which shall include sick leave, military leave, or any other approved personal leave, (ii) transfers among members of the Group, or any of their successors, in the capacity of an Employee, Director or Consultant, or (iii) any change in title provided that the Grantee remains in the service of the Group in the capacity of an Employee, Director or Consultant;

“Consultant”

any person who is engaged by the Company or any other member of the Group to render consulting or advisory services to any member(s) of the Group (other than an Employee or a Director who renders such services in such person’s capacity as an Employee or a Director);

“Control”

with respect to a corporation or other entity, means the power or authority, whether exercised or not, to direct the business, management and policies of such corporation or entity, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, provided that such power or authority shall conclusively be presumed to exist upon either the possession of beneficial ownership or power to direct the vote of more than fifty percent (50%) of the votes entitled to be cast at a meeting of the shareholders of such corporation or entity, or the power to control the composition of a majority of the board of directors of such corporation or entity;

“Date of Grant”	in respect of an Option, the date on which the Board resolves to make an Offer of that Option to or deem an Offer of that Option to be made to the Participant, which date must be a business day;

“Director”	a member of the Board or the board of directors of any member of the Group;

“Disability”

with respect to any Participant, means the Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted, or can be expected to last, for a continuous period of not less than 12 months. The existence of any such Disability will be certified by a physician acceptable to the Company;

“Employee”

any person who is in the employment of a member of the Group, subject to the control and direction of the member of the Group as to the work to be performed as well as the manner and method of performance. The payment of Director’s fee by a member of the Group shall not itself constitute “employment” by the member of the Group;

“Grantee”

any Participant who accepts an Offer in accordance with the terms of this Scheme, or (where the context so permits) any person who is entitled in accordance with applicable laws of succession to any such Option in consequence of the death of the original Grantee, or the legal personal representative of such person;

“Group”	the Company and its subsidiaries, together with Beijing Lianjia Real Estate Agency Co., Ltd.# (北京链家房地产经纪有限公司) (“Beijing Lianjia”) and the companies controlled by, Beijing Lianjia and the Company;

“Memorandum and Articles”	the memorandum and articles of association of the Company as amended and restated from time to time;

“Offer”	the offer of the grant of an Option made in accordance with section 4.1;

“Option”	a right granted to subscribe for Shares pursuant to this Scheme;

“Option Period”

a period within which an Option may be exercised, which is to be determined and notified by the Board to each Grantee at the time of making an Offer, and shall not expire later than 10 years from the Date of Grant;

“Participants”	any Employees, Directors and Consultants of any member of the Group who the Board considers, in its sole discretion, have contributed or will contribute to the Group;

“PRC”

the People’s Republic of China and for the purposes of this document only, excludes the Hong Kong Special Administrative Region of the People’s Republic of China, the Macau Special Administrative Region of the People’s Republic of China and Taiwan;

“PRC Grantee Conditions”	the meaning given to that term in section 2.2;

“Retirement”

the Participant’s retirement following reaching the retirement age as established by the legislation in force in the jurisdiction of the Participant’s principal place of employment or as otherwise determined under Company policy;

“RMB”	Renminbi, the lawful currency of the People’s Republic of China;

“Scheme”	this share option scheme in its present form or as amended from time to time in accordance with the provisions hereof;

“Scheme Limit”	the meaning given to that term in section 8.1;

“Scheme Period”	the period commencing on the Adoption Date and ending on the tenth anniversary of the Adoption Date;

“Share(s)”

ordinary share(s) of nominal value of US$0.0001 each in the share capital of the Company or, if there has been a subsequent sub-division, reduction, consolidation, reclassification or reconstruction of the share capital of the Company, the shares in the ordinary share capital of the Company resulting from such sub-division, reduction, consolidation, reclassification or reconstruction;

“Shareholder(s)”	holder(s) of the share(s) of the Company from time to time;

“Subscription Price”	the price per Share at which a Grantee may subscribe for Shares on the exercise of an Option as described in section 5;

“subsidiary or subsidiaries”	with respect to a company, means any corporation or other entity of which a majority of the voting shares or voting power is beneficially owned directly or indirectly by the company;

“Summary Termination Ground(s)”	the meaning given to that term in section 7.1(c); and

“US$”	United States dollars, the lawful currency of the United States of America.

1.2                               In this Scheme, save where the context otherwise requires:

(a)                                 the headings are inserted for convenience only and shall not limit, vary, extend or otherwise affect the construction of any provision of this Scheme;

(b)                                 references to sections are references to sections of this Scheme;

(c)                                  references to any statute or statutory provision shall be construed as references to such statute or statutory provision as respectively amended, consolidated or re-enacted, or as its operation is modified by any other statute or statutory provision (whether with or without modification), and shall include any subsidiary legislation enacted under the relevant statute;

(d)                                 expressions in the singular shall include the plural and vice versa;

(e)                                  expressions in any gender or the neuter shall include other genders and the neuter;

(f)                                   references to persons shall include bodies corporate, corporations, partnerships, sole proprietorships, organisations, associations, enterprises, branches and entities of any other kind whether or not having separate legal identity; and

(g)                                  references to any statutory body shall include the successor thereof and anybody established to replace or assume the functions of the same.

2.                                      APPROVAL CONDITIONS

2.1                               The validity of any Option granted pursuant to this Scheme is conditional upon:

(a)                     the passing of a resolution by the Board to approve the adoption of this Scheme; and

(b)                     the passing of a resolution by the shareholders of the Company to approve the adoption of this Scheme.

2.2                               Notwithstanding the conditions in section 2.1 and subject to section 2.3, if the Grantee is a PRC resident, he or she shall not be entitled to exercise any Option until: (i) to the extent applicable, any restriction or condition imposed by the relevant PRC laws, regulations and notices in relation to the subscription of or dealing in shares of overseas listed companies by PRC residents or any law, regulation or notice with similar effects have been abolished or removed or ceased to be applicable to the Grantee or the Grantee has obtained approval, exemption or waiver from the relevant PRC regulatory authorities for the subscription of and dealing in the Shares; or (ii) he or she has given a representation to the Company to the effect that he or she has satisfied all the relevant laws, regulations and notices in exercising the Options (the “PRC Grantee Conditions”).

2.3                               A Grantee who is a PRC resident shall be entitled to exercise any Option despite not having fulfilled all of the PRC Grantee Conditions, provided that the Board considers, in its absolute and sole discretion, that such Grantee be entitled to do so pursuant to the terms and conditions upon which such Option(s) is/are granted.

3.                                      PURPOSE, DURATION AND ADMINISTRATION

3.1                               The purpose of this Scheme is to provide Participants with the opportunity to acquire proprietary interests in the Company and to encourage Participants to work towards enhancing the value of the Company and its Shares for the benefit of the Company and its Shareholders as a whole. The Scheme will provide the Company with a flexible means of retaining, incentivising, rewarding, remunerating, compensating and/or providing benefits to Participants.

3.2                               Subject to the fulfilment of the conditions in sections 2 and 12, this Scheme shall be valid and effective for the Scheme Period. After the expiry of the Scheme Period, no further Options shall be offered or granted, but in all other respects the provisions of this Scheme shall remain in full force and effect to the extent necessary to give effect to the exercise of any Options granted prior thereto or otherwise as may be required in accordance with the provisions of this Scheme.

3.3                               The Scheme shall be administered by any person(s) designated by the Board from time to time (the “Administrator”).

3.4                               A decision of the Administrator shall be final and binding on all parties.

3.5                               Subject to compliance with the provisions of this Scheme and any applicable laws or regulations, the Administrator shall have the right to (i) interpret and construe the provisions of this Scheme, (ii) determine the terms and conditions of any award granted herein, including the persons who will be offered Options under this Scheme, the number of Shares and the Subscription Price, subject to section 5, in relation to such Options, (iii) approve the earlier exercise or acceleration of awards hereunder; (iv) subject to sections 9 and 11, make such appropriate and adjustments to the terms of the Options granted under this Scheme as it deems necessary, (v) approve the form of any documents in connection with this Scheme, and (vi) make such other decisions or determinations as it shall deem appropriate in the administration of this Scheme.

3.6                               The Administrator shall not be personally liable by reason of any contract or other instrument executed by such member or on his behalf in his capacity as an administrator of this Scheme or for any mistake of judgment made in good faith for the purposes of this Scheme, and the Company shall indemnify and hold harmless each employee, officer or director of the Company to whom any duty or power relating to the administration or interpretation of this Scheme may be allocated or delegated, against any cost or expense (including legal fees) or liability (including any sum paid in settlement of a claim with the approval of the Board) arising out of any act or omission to act in connection with this Scheme unless arising out of such person’s own willful default, fraud or bad faith.

4.                                      GRANT OF OPTION

4.1                               On and subject to the terms of this Scheme, the Administrator shall be entitled (but shall not be bound) at any time within the Scheme Period to make an Offer to any Participant, as the Administrator may in its absolute discretion select, to take up an Option pursuant to which such Participant may, during the Option Period, subscribe for such number of Shares as the Administrator may determine at the Subscription Price, in consideration of the Participant’s mutual undertakings and promises under this Scheme and the terms and conditions upon which an Option is granted. The Offer shall specify the terms on which the Option is to be granted. Such terms may include, but are not limited to, any minimum period(s) for which an Option must be held and/or any minimum performance target(s) that must be achieved, before the Option can be exercised in whole or in part, and may include at the discretion of the Board such other terms either on a case by case basis or generally.

4.2                               An Offer shall be made to a Participant by a letter in duplicate, in such form as the Administrator may from time to time determine, requiring the Participant to undertake to hold the Option on the terms on which it is to be granted and to be bound by the provisions of this Scheme. Each Offer shall remain open for acceptance by the Participant to whom the Offer is made for a period of ten (10) business days from the date on which the letter containing the Offer is delivered to that Participant, provided that no such Offer shall be open for acceptance after the expiry of the Scheme Period or after this Scheme has been terminated in accordance with the provisions hereof, whichever is the earlier.

4.3                               An Offer shall be deemed to have been accepted and the Option to which the Offer relates shall be deemed to have been granted and to have taken effect when the duplicate of the offer letter comprising acceptance of the Offer duly signed by the Grantee with the number of Shares in respect of which the Offer is accepted clearly stated therein, is received by the Company within the period as stipulated in section 4.2.

4.4                               To the extent that the Offer is not accepted within ten (10) business days from the date on which the letter containing the Offer is delivered to that Participant in the manner indicated in section 4.2, it shall be deemed to have been irrevocably declined.

5.                                      SUBSCRIPTION PRICE

The Subscription Price in relation to each Option shall be such price as may be determined by the Board provided that it shall not be below the nominal or par value of a Share.

6.                                      EXERCISE OF OPTIONS

6.1                               On and subject to the terms and conditions upon which an Option is granted, an Option shall be personal to the Grantee and shall not be transferable or assignable and no Grantee shall in any way sell, transfer, charge, mortgage, encumber or otherwise dispose of or create any interest in favor of or enter into any agreement with any other person over or in relation to any Option, unless otherwise approved by the Board in writing or except for the transmission of an Option on the death of the Grantee to his personal representative(s) on the terms of this Scheme. Any breach of the foregoing shall entitle the Company to cancel any outstanding Option or part thereof granted to such Grantee without incurring any liability on the part of the Company.

6.2                               An Option may, subject to section 6.3, be exercised in whole or in part in accordance with the terms and conditions upon which such Option is granted.

6.3                               Subject always to the terms and conditions upon which such Option was granted, an Option may be exercised by the Grantee at any time during the Option Period, provided that:

(a)                                 in the event of the Grantee ceasing to provide Continuous Service as a result of the Grantee’s death before his/her exercise of his/her vested Options and not on one or more of the grounds specified in section 7.1(c), the personal representative(s) of the Grantee shall be entitled to exercise the Option up to the entitlement of such Grantee as at the date of death (to the extent not already exercised) within the period of 12 months following the date of such cessation of provision of Continuous Service, which date shall be his/her last actual day of provision of Continuous Service with the Company or any other members of the Group, whether salary is paid in lieu of notice or not;

(b)                                 in the event of the Grantee ceasing to provide Continuous Service for any reason other than (i) his/her death or (ii) one or more of the grounds specified in section 7.1(c) or (iii) his/her Disability or (iv) his/her Retirement, subject to section 6.3(j), the Grantee shall have the right to exercise the Option up to the entitlement of such Grantee as at the date of cessation of the provision of Continuous Service (to the extent not already exercised) within the period of 3 months following the date of such cessation, which date shall be his/her last actual day of provision of Continuous Service with the Company or any other members of the Group, whether salary is paid in lieu of notice or not, unless the Administrator otherwise determines;

(c)                                  in the event of the Grantee ceasing to provide Continuous Service as a result of Disability, subject to section 6.3(j), the Grantee shall have the right to exercise the Option up to the entitlement of such Grantee as at the date of cessation of the provision of Continuous Service (to the extent not already exercised) within the period of 12 months following the date of such cessation, which date shall be his/her last actual day of provision of Continuous Service with the Company or any other members of the Group, whether salary is paid in lieu of notice or not;

(d)                                 in the event of the Grantee, who is an Employee, a Director or a Consultant, ceasing to provide Continuous Service as a result of Retirement, subject to section 6.3(j), the Grantee shall have the right to exercise the Option up to the entitlement of such Grantee as at the date of cessation of the provision of Continuous Service (to the extent not already exercised) within the period of 3 months following the date of such cessation, which date shall be his/her last actual day of provision of Continuous Service with the Company or any other members of the Group, whether salary is paid in lieu of notice or not;

(e)                                  in the event of the Grantee ceasing to provide Continuous Service as a result of one or more of the Summary Termination Grounds, with prior written approval of the Administrator and subject to section 6.3(j), the Grantee shall have the right to exercise the Option up to the entitlement of such Grantee as at the date of cessation of the provision of Continuous Service (to the extent not already exercised) within the period that the Grantee is entitled to exercise his/her vested Options;

(f)                                   if a general offer by way of takeover or otherwise (other than by way of scheme of arrangement pursuant to section 6.3(g)) is made to all the Shareholders (other than the offeror and/or any person controlled by the offeror and/or any person acting in concert with the offeror) and such offer becomes or is declared unconditional prior to the expiry date of the relevant Option, the Company shall forthwith give notice thereof to the Grantee and the Grantee shall be entitled to exercise the Option to its full extent or, if the Company shall give the relevant notification, to the extent notified by the Company, at any time within such period as shall be notified by the Company;

(g)                                  if a general offer for Shares by way of scheme of arrangement is made to all the Shareholders and has been approved by the necessary number of Shareholders at the requisite meetings, the Company shall forthwith give notice thereof to the Grantee and the Grantee may at any time thereafter (but before such time as shall be notified by the Company) exercise the Option to its full extent or, if the Company shall give the relevant notification, to the extent notified by the Company;

(h)                                 in the event a notice is given by the Company to its Shareholders to convene a general meeting for the purpose of considering and, if thought fit, approving a resolution to voluntarily wind-up the Company, the Company shall forthwith give notice thereof to the Grantee and the Grantee (or in the case of the death of the Grantee, his or her personal representatives(s)) may at any time within such period as shall be notified by the Company, subject to the provisions of all applicable laws, exercise the Option to its full extent or, if the Company shall give the relevant notification, to the extent notified by the Company, and the Company shall as soon as possible and in any event no later than three (3) days prior to the date of the proposed general meeting, allot, issue and register in the name of the Grantee such number of fully paid Shares which fall to be issued on exercise of such Option;

(i)                                     in the event of a compromise or arrangement, other than a scheme of arrangement contemplated in section 6.3(g), between the Company and its members and/or creditors being proposed in connection with a scheme for the reconstruction of the Company or its amalgamation with any other companies pursuant to the laws of the jurisdiction in which the Company was incorporated, the Company shall give notice thereof to all Grantees on the same day as it first gives notice of the meeting to its members and/or creditors summoning the meeting to consider such a scheme or arrangement and the Grantee may at any time thereafter (but before such time as shall be notified by the Company) exercise the Option to its full extent or, if the Company shall give the relevant notification, to the extent notified by the Company, and the Company shall as soon as possible and in any event no later than three (3) days prior to the date of the proposed meeting, allot, issue and register in the name of the Grantee such number of fully paid Shares which fall to be issued on exercise of such Option; and

(j)                                    in the event of the Grantee ceasing to provide Continuous Service and has the right to exercise the Option in accordance with sections  6.3(b), 6.3(c), 6.3(d), 6.3(e), unless otherwise approved by the Administrator in writing and without limiting other legal remedies available to any member of the Group, the Option (to the extent not already exercised) shall lapse automatically on the date the Company becomes aware of the Grantee in breach of any non-competition, non-compliance, non-solicitation and/or non-disclosure obligation(s) between the Grantee and any member of the Group

6.4                               Upon the occurrence of any of the events referred to in sections 6.3(f), 6.3(g), 6.3(h) and 6.3(i), the Company may in its discretion and notwithstanding the terms of the relevant Option also give notice to a Grantee that his or her Option may be exercised at any time within such period as shall be notified by the Company and/or to the extent (not being more than the extent to which it could then be exercised in accordance with its terms) notified by the Company. If the Company gives such notice that any Option shall be exercised in part only, the balance of the Option shall lapse.

6.5                               The Shares to be allotted and issued upon the exercise of an Option shall be identical to the then existing issued shares of the Company and subject to all the provisions of the Memorandum and Articles for the time being in force and will rank pari passu with the other fully paid Shares in issue on the date the name of the Grantee is registered on the register of members of the Company or if that date falls on a day when the register of members of the Company is closed, the first day of the re-opening of the register of members, save that the Grantee shall not have any voting rights, or rights to participate in any dividends or distributions (including those arising on a liquidation of the Company) declared or recommended or resolved to be paid to the Shareholders on the register on a date prior to such registration.

6.6                               Any Options granted but not exercised may be cancelled if the relevant Grantee so agrees in writing. Issuance of new Options to the same Grantee may only be made if there are unissued Options available under the Scheme (excluding the cancelled Options) and in compliance with the terms of this Scheme.

7.                                      LAPSE OF OPTION

7.1                               Subject always to the terms and conditions upon which such Option was granted, an Option shall lapse automatically (to the extent not already exercised) on the earliest of:

(a)                                 the expiry of the Option Period;

(b)                                 the date or the expiry of any of the periods for exercising the Option as referred to in sections 6.3(a) to 6.3(i);

(c)                                  unless the Administrator provides prior written approval described in section 6.3(e), the date on which:

(i)                                 where the Grantee is an Employee, the Grantee ceases to be an Employee by reason of Cause or by reason of the summary termination of his/her employment on any one or more of the grounds that he has been guilty of misconduct, or has been convicted of any criminal offence involving his integrity or honesty or (if so determined by the Administrator) on any other ground on which an employer would be entitled to summarily terminate his employment at common law or pursuant to any applicable laws or under the Grantee’s employment agreement with any member of the Group; or

(ii)                              where the Grantee is any other individual who provides services to any member of the Group, and is under any contract with the Company or any other member of the Group, such contract is terminated by reason of breach of contract on the part of such individual; or

(iii)                           where the Grantee is any other individual who provides services to any member of the Group, the Grantee appears either to be unable to pay or have no reasonable prospect to be able to pay debts, or has become insolvent, or has made any arrangement (including a voluntary arrangement) or composition with his/her creditors generally, or ceases or threatens to cease to carry on his/her business, or is bankrupted, or has been convicted of any criminal offence involving integrity or honesty,

(collectively, the “Summary Termination Grounds”, and each a “Summary Termination Ground”);

(d)                                 the date on which the Grantee joins a company which the Board believes in its sole and reasonable opinion to be a competitor of the Company;

(e)                                  the date on which the Grantee (being a corporation) appears either to be unable to pay or to have no reasonable prospect of being able to pay its debts or has become insolvent or has made any arrangement or composition with its creditors generally;

(f)                                   unless the Administrator otherwise determines, and other than in the circumstances referred to in sections 6.3(a), 6.3(b), 6.3(c) or 6.3(d), the date the Grantee ceases to be a Participant (as determined by the Administrator) for any other reason;

(g)                                  the date on which the Board determines at its sole discretion that allowing the relevant Grantee to exercise the Option is not in the best interests of the Company; and

(h)                                 the date on which the Grantee commits a breach of section 6.1.

7.2                               The Administrator shall have the power to decide whether an Option shall lapse and its decision shall be binding and conclusive on all parties. The Board or the Company shall not owe any liability to any Grantee for the lapse of any Option under section 7.1.

8.                                      MAXIMUM NUMBER OF SHARES AVAILABLE FOR SUBSCRIPTION UNDER THE SCHEME

8.1                               The overall limit on the number of Shares which may be issued upon exercise of all outstanding Options granted and yet to be exercised under this Scheme and any other share option schemes of the Company at any time must not exceed 500,000,000 (the “Scheme Limit”). No Options may be granted under any schemes of the Company (or its subsidiaries) if this will result in the Scheme Limit being exceeded.

8.2                               The maximum number of Shares referred to in section 8.1 shall be adjusted, in such manner as the Auditors or the financial advisor of the Company retained for such purpose shall certify to be appropriate, fair and reasonable in the event of any alteration in the capital structure of the Company in accordance with section 9 by way of capitalisation of profits or reserves, rights issue, subdivision or consolidation of Shares, or reduction of the share capital of the Company in accordance with the provisions in the Memorandum and Articles and the Companies Law .

9.                                      REORGANISATION OF CAPITAL STRUCTURE

9.1                               In the event of an alteration in the capital structure of the Company whilst any Option remains exercisable by way of capitalisation of profits or reserves, rights issue, subdivision or consolidation of shares, or reduction of the share capital of the Company in accordance with legal requirements (other than any alteration in the capital structure of the Company as a result of an issue of Shares as consideration in a transaction to which the Company is a party), such corresponding alterations (if any) shall be made to:

(a)                                 the number or nominal amount of Shares comprised in each Option so far as unexercised; and/or

(b)                                 the Subscription Price; and/or

(c)                                  the method of exercise of the Option,

or any combination thereof, as the Auditors or a financial advisor engaged by the Company for such purpose shall, at the request of the Company, certify in writing, either generally or as regards any particular Grantee, to be in their opinion fair and reasonable, provided always that any such adjustments should give each Grantee the same proportion of the equity capital of the Company as (or as nearly as possible but not greater than the same proportion of the equity capital of the Company) that to which that Grantee was previously entitled prior to such adjustments, and no adjustments shall be made which will enable a Share to be issued at less than its nominal value. The capacity of the Auditors or financial advisor (as the case may be) in this section is that of experts and not of arbitrators and their certification shall, in the absence of manifest error, be final and binding on the Company and the Grantees. The costs of the Auditors or financial advisor (as the case may be) shall be borne by the Company.

9.2                               If there has been any alteration in the capital structure of the Company as referred to in section 9.1, the Company shall, upon receipt of a notice to exercise the Option from a Grantee in accordance with terms and conditions upon which the Option was granted, inform the Grantee of such alteration and shall either inform the Grantee of the adjustment to be made in accordance with the certificate of the Auditors or the financial advisor obtained by the Company for such purpose or, if no such certificate has yet been obtained, inform the Grantee of such fact and instruct the Auditors or the financial advisor as soon as practicable thereafter to issue a certificate in that regard in accordance with section 9.1.

10.                               SHARE CAPITAL

The exercise of any Option shall be subject to the Shareholders in general meeting in accordance with the provisions in the Memorandum and Articles approving any necessary increase in the authorised share capital of the Company. Subject thereto, the Board shall make available sufficient authorised but unissued share capital of the Company to meet subsisting requirements on the exercise of Options.

11.                               ALTERATION OF THIS SCHEME

11.1                        Subject to section 11.2 and the Memorandum and Articles, the Board may amend or vary any of the provisions of this Scheme (including without limitation amendments in order to comply with changes in legal or regulatory requirements and amendments in order to waive any restrictions, imposed by the provisions of this Scheme), which may or may not affect adversely any rights which have accrued to any Grantee at that date. Any such amendment or variation of provisions by the Board shall not require any prior consent by or notice to any other party.

11.2                        The provisions of this Scheme cannot be altered to the advantage of Participants, and no changes to the authority of the administrator of this Scheme in relation to any alteration of the terms of this Scheme shall be made without the prior approval of the Shareholders in general meeting. Any alterations to the terms and conditions of this Scheme which are of a material nature, or any change to the terms and conditions of Options granted, must also, to be effective, be approved by the Shareholders in general meeting and (if the shares of the Company are listed) any stock exchange on which the shares of the Company are listed, except where the alterations take effect automatically under the existing terms of this Scheme. Any change to the authority of the directors of the Company or scheme administrators in relation to any alternation to the terms of this Scheme must be approved by the Shareholders in general meeting.

11.3                        Notwithstanding any provisions to the contrary in this Scheme, if on the relevant date of exercise there are restrictions or conditions imposed by the relevant laws and regulations to which the Grantee is subject and the Grantee has not obtained approval, exemption or waiver from the relevant regulatory authorities for the subscription of and dealing in the Shares, the Grantee may sell the Options to such transferee, subject to the approval by the Board, which shall not unreasonably withhold or delayed.

12.                               TERMINATION

12.1                        The Company by ordinary resolution in general meeting or the Board may at any time resolve to terminate the operation of this Scheme prior to the expiry of the Scheme Period and in such event no further Options will be offered or granted but the provisions of this Scheme shall remain in full force to the extent necessary to give effect to the exercise of any Options granted prior thereto or otherwise as may be required in accordance with the provisions of this Scheme.

12.2                        Details of the Options granted, including Options exercised or outstanding, under this Scheme shall be disclosed in any offering documents or other publications of the Company in compliance with the applicable regulations of any stock exchange on which the shares of the Company are listed in force from time to time.

13.                               MISCELLANEOUS

13.1                        This Scheme shall not form part of any contract between the Company or any subsidiary and any Grantee, and the rights and obligations of any such Grantee under the terms of his or her office or employment shall not be affected by his or her participation in this Scheme and this Scheme shall afford such Grantee no additional rights to compensation or damages in consequence of the termination of such office or employment for any reason.

13.2                        This Scheme shall not confer on any person any legal or equitable right (other than those rights constituting the Options themselves) against the Company directly or indirectly or give rise to any cause of action at law or in equity against the Company. No person shall, under any circumstances, hold the Board and/or the Company liable for any costs, losses, expenses and/or damages whatsoever arising from or in connection with this Scheme or the administration thereof.

13.3                        The Company shall bear the costs of establishing and administering this Scheme (including the costs of the Auditors or the financial advisor, as the case may be, in relation to the preparation of any certificate or the provision of any other services in relation to this Scheme).

13.4                        Any notice or other communication between the Company and a Grantee may be given by sending the same by prepaid post or by personal delivery to, in the case of the Company, its principal place of business in the PRC or such other address as notified to the Grantee from time to time and, in the case of the Grantee, his or her address in the PRC as notified to the Company from time to time.

13.5                        Any notice or other communication served by post:

(a)                                 by the Company shall be deemed to have been served 24 hours after the same was put in the post; and

(b)                                 by the Grantee shall not be deemed to have been received until the same shall have been received by the Company.

Any notice or other communication if sent by the Grantee shall be irrevocable and shall not be effective until actually received by the Company. Any notice or other communication served by personal delivery shall be deemed to have been received when delivered.

13.6                        All allotments and issues of Shares will be subject to all necessary consents under any relevant legislation for the time being in force in the Cayman Islands, and a Grantee shall be responsible for obtaining any governmental or other official consent or approval that may be required by any country or jurisdiction in order to permit the grant, holding or exercise of the Option. By accepting an offer of the grant of an Option or exercising his or her Option, the Grantee thereof is deemed to have represented to the Company that he has obtained all such consents. Compliance with this section shall be a condition precedent to an acceptance of an offer of the grant of an Option by a Grantee and an exercise by a Grantee of his or her Options. A Grantee shall indemnify the Company fully against all claims, demands, liabilities, actions, proceedings, fees, costs and expenses which the Company may suffer or incur (whether alone or jointly with other party or parties) for or in respect of any failure on the part of the Grantee to obtain any necessary consent or to pay tax or other liabilities referred therein. The Company shall not be responsible for any failure by a Grantee to obtain any such consent or approval or for any tax or other liability to which a Grantee may become subject as a result of his or her participation in this Scheme.

13.7                        Each Grantee shall pay all taxes and discharge all other liabilities to which he or she may become subject as a result of his or her participation in this Scheme or the exercise of any Option.

13.8                        The Board shall have the power from time to time to make or vary regulations for the administration and operation of this Scheme, provided that the same are not inconsistent with the provisions of this Scheme. The Board shall also have the power to delegate its powers to grant Options and to determine the Subscription Price to the Company’s chief executive officer or other members of senior management from time to time.

13.9                        A Grantee shall be entitled to receive copies of all notices and other documents sent by the Company to Shareholders generally.

13.10                 The Company shall maintain all necessary books of accounts and records relating to this Scheme.

13.11                 Any dispute arising in connection with this Scheme (whether as to the number of underlying Shares of an Option, the amount of the Subscription Price or any other matters) shall be referred to the decision of the auditors of the Company who shall act as experts and not as arbitrators. The Board shall have the final right to adjudicate any disputes in connection with this Scheme and whose decision shall be final and binding on the parties of the dispute.

13.12                 This Scheme and all Options granted hereunder shall be governed by and construed in accordance with the laws of the Cayman Islands.

- End of Scheme -